Profire Energy Reports Financial Results for Second Quarter Fiscal Year 2021
Company Reports Sequential Improvement in Revenue and Gross Margin

LINDON, Utah August 4, 2021 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its second quarter fiscal 2021 ending June 30, 2021. A conference call will be held on Thursday, August 5, 2021 at 1:00 p.m. ET to discuss the results.

Second Quarter Summary
•Revenue increased 18.5% sequentially to $6.0 million
•Realized gross profit of $2.7 million
•Gross margin increased 130 basis points sequentially to 44.0% of total revenues
•Net loss of ($397,166) or ($0.01) per share
•EBITDA improvement of $453,546 year-over-year to ($161,127)
•Cash and liquid investments of $19.1 million while remaining debt-free
“The continued reopening of most global economies during the second quarter resulted in increased demand and higher commodity prices across the oil and gas markets. Our sequential and year-over-year revenue growth reflects increased product sales and resumption of equipment maintenance that was largely deferred during the pandemic. We continued to reinvest in our company in response to the increased demand and improved industry outlook. Additionally, I am pleased that we were able to generate operating cash flow and increase our cash and liquid investments in the first six months of this year while remaining debt free,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy.
Second Quarter 2021 Financial Results

Total revenues for the period equaled $6.0 million, compared to $5.1 million in the first quarter of 2021 and $4.4 million in the prior-year quarter. The sequential and year-over-year increases reflect improved customer demand for product sales and services.

Gross profit was $2.7 million, compared to $2.2 million in the first quarter of 2021 and $2.1 million in the prior-year quarter. Gross margin was 44.0% of revenues, compared to 42.7% of revenues in the prior quarter and 47.9% of revenues in the second quarter of 2020. The year-over-year decrease was due to revenue mix and the ongoing impact of COVID-19.

Total operating expenses were $3.3 million, compared to $3.0 million in the first quarter of 2021 and $3.2 million in the year-ago quarter. The sequential increase reflects the reinvestment within sales and product development in response to the increased demand as well as cost pressure in the labor market.

Compared with the same quarter last year, operating expenses for G&A increased 1%, R&D increased 31% and depreciation decreased by 8%.

Net loss for the first quarter was ($397,000) or ($0.01) per share, compared to a net loss of ($602,000) or ($0.01) per share in the first quarter of 2021 and a net loss of ($809,000) or ($0.02) per share in the same quarter last year.

Cash and liquid investments totaled $19.1 million at June 30, 2021 compared to $17.6 million at the end of 2020, and the Company continues to operate debt-free.

“We are encouraged by our Q2 results, despite the challenges that remain in the petroleum industry. Our team has performed well on our strategy to further our excellent brand reputation and product performance in the upstream, midstream and downstream utility space,” stated Cameron Tidball, Co-CEO of Profire Energy. “We continue to demonstrate suitability in a wide variety of burner and combustion management applications across North America. We remain focused on supporting our channel partners, driving organic growth, and continued product development and enhancement.”

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, August 5, 2021
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=145937. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through August 19, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13721878

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, product development, and the Company’s plans to make internal and external investments. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.
Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO, Co-President and CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2021	December 31, 2020
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,921,375	$9,148,312
Short-term investments	2,087,332	2,388,601
Accounts receivable, net	3,787,084	3,719,508
Inventories, net (note 3)	7,911,996	8,414,772
Prepaid expenses and other current assets (note 4)	773,146	1,678,428
Income tax receivable	785,590	486,154
Total Current Assets	25,266,523	25,835,775
LONG-TERM ASSETS
Long-term investments	7,132,675	6,064,294
Financing right-of-use asset	28,758	50,094
Property and equipment, net	11,721,692	12,021,811
Intangible assets, net	1,660,504	1,771,870
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	23,123,010	22,487,450
TOTAL ASSETS	$48,389,533	$48,323,225

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,257,437	$1,178,979
Accrued liabilities (note 5)	1,486,578	1,196,870
Current financing lease liability (note 6)	30,238	39,451
Total Current Liabilities	2,774,253	2,415,300
LONG-TERM LIABILITIES
Net deferred income tax liability	601,616	522,870
Long-term financing lease liability (note 6)	—	12,669
TOTAL LIABILITIES	3,375,869	2,950,839

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,651,386 issued and 48,239,008 outstanding at June 30, 2021, and 51,384,961 issued and 47,972,583 outstanding at December 31, 2020	51,651	51,385
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	30,582,504	30,293,472
Accumulated other comprehensive loss	(1,798,278)	(2,148,924)
Retained earnings	21,530,806	22,529,472
TOTAL STOCKHOLDERS' EQUITY	45,013,664	45,372,386
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,389,533	$48,323,225

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES (note 8)
Sales of goods, net	$5,374,539	$3,999,139	$10,032,074	$10,860,097
Sales of services, net	659,744	360,340	1,094,558	946,524
Total Revenues	6,034,283	4,359,479	11,126,632	11,806,621

COST OF SALES
Cost of goods sold-product	2,910,879	1,944,389	5,448,513	5,778,071
Cost of goods sold-services	465,672	328,225	845,700	777,009
Total Cost of Goods Sold	3,376,551	2,272,614	6,294,213	6,555,080

GROSS PROFIT	2,657,732	2,086,865	4,832,419	5,251,541

OPERATING EXPENSES
General and administrative expenses	2,783,872	2,753,773	5,338,408	6,026,311
Research and development	301,445	229,548	558,336	639,274
Depreciation and amortization expense	166,852	180,997	334,337	328,469
Total Operating Expenses	3,252,169	3,164,318	6,231,081	6,994,054

LOSS FROM OPERATIONS	(594,437)	(1,077,453)	(1,398,662)	(1,742,513)

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	38,492	157,455	112,393	157,455
Other income (expense)	4,836	(1,665)	4,739	(1,318)
Interest income	28,569	77,532	49,631	151,925
Total Other Income	71,897	233,322	166,763	308,062

LOSS BEFORE INCOME TAXES	(522,540)	(844,131)	(1,231,899)	(1,434,451)

INCOME TAX BENEFIT	125,374	35,628	233,233	260,684

NET LOSS	$(397,166)	$(808,503)	$(998,666)	$(1,173,767)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$163,485	$375,267	$303,091	$(570,156)
Unrealized gains (losses) on investments	55,529	72,875	47,555	(84,479)
Total Other Comprehensive Income (Loss)	219,014	448,142	350,646	(654,635)

COMPREHENSIVE LOSS	$(178,152)	$(360,361)	$(648,020)	$(1,828,402)

BASIC LOSS PER SHARE (note 9)	$(0.01)	$(0.02)	$(0.02)	$(0.02)
FULLY DILUTED LOSS PER SHARE (note 9)	$(0.01)	$(0.02)	$(0.02)	$(0.02)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,054,136	47,723,208	48,022,295	47,607,825
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,054,136	47,723,208	48,022,295	47,607,825
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(998,666)	$(1,173,767)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	683,597	566,791
Gain on sale of fixed assets	(112,393)	(153,973)
Bad debt expense	(32,463)	236,005
Stock awards issued for services	332,127	250,198
Changes in operating assets and liabilities:
Accounts receivable	(7,313)	3,248,693
Income taxes receivable/payable	(299,436)	(1,761)
Inventories	577,341	445,634
Prepaid expenses and other current assets	988,464	168,718
Deferred tax asset/liability	78,746	104,166
Accounts payable and accrued liabilities	345,818	(2,843,685)
Net Cash Provided by Operating Activities	1,555,822	847,019

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	69,484	—
Sale (purchase) of investments	(719,817)	1,057,404
Purchase of property and equipment	(93,049)	(994,410)
Net Cash Provided by (Used in) Investing Activities	(743,382)	62,994

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(42,829)	(148,879)
Cash received in exercise of stock options	—	2,020
Principal paid towards lease liability	(21,749)	(34,267)
Net Cash Used in Financing Activities	(64,578)	(181,126)

Effect of exchange rate changes on cash	25,201	(65,506)

NET INCREASE IN CASH	773,063	663,381
CASH AT BEGINNING OF PERIOD	9,148,312	7,358,856
CASH AT END OF PERIOD	$9,921,375	$8,022,237

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,353	$4,247
Income taxes	$17,150	$—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$—	$419,373
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.